Exhibit 10.1

SECURITIES REDEMPTION AGREEMENT

This Securities Redemption Agreement (this “Agreement”), dated as of March 5, 2025, is entered into by and between Bridgeline Digital, Inc., a Delaware corporation (the “Company”), on the one hand, and Michael Taglich and Claudia Taglich (each a “Seller” and collectively, the “Sellers”), on the other hand. Each of the Company and Sellers may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Sellers own Three Hundred Fifty (350) shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Shares”);

WHEREAS, Sellers own placement agent warrants (the “Warrants”) to purchase an aggregate of Thirteen Thousand (13,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, Sellers own stock options (the “Options” and together with the Series C Preferred Shares and the Warrants, collectively, the “Securities”) that were issued on or before December 31, 2017 to purchase One Hundred Eight (108) shares of Common Stock; and

WHEREAS, now the Sellers desire to sell to the Company, and the Company desires to redeem all of the Securities on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.

Purchase and Sale. Upon the Closing (as defined below), subject to the terms and conditions of this Agreement, the Sellers shall sell, transfer, and deliver to the Company, and the Company shall redeem from the Sellers all of Sellers’ right, title, and interest to the Securities, together with all rights associated therewith, free and clear of all liens, claims, encumbrances, and restrictions.

2.	Purchase Price. The purchase price for the Securities shall be Three Hundred Thirty Two Thousand Five Hundred Dollars and Zero Cents ($332,500.00) (the “Purchase Price”).

3.

Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely on the date hereof, or at such location or in such other manner as the Parties may agree in writing (the “Closing Date”).

4.	Closing Deliverables.

4.1.	At the Closing, the Sellers shall deliver to the Company:

(i)

Any stock certificates evidencing the Series C Preferred Shares, accompanied by an irrevocable stock power duly executed in the form set forth in Exhibit A attached hereto, or such other instruments of transfer in form and substance reasonably satisfactory to the Company;

(ii)	The original Warrant certificates, if any;

(iii)	The original Option agreements, if any; and

(iv)	such other documents as may be required under applicable law or reasonably requested by the Company.

4.2.	At the Closing, the Company shall deliver to the Sellers the Purchase Price.

5.

Cancelation. Effective as of the Closing, the Warrants and Options and all documentation related thereto are deemed cancelled, null, and void, and the Sellers hereby forever irrevocably waive and discharge any rights either of them have or may have had relating to the Warrants or Options and all related documentation.

6.	Representations and Warranties of the Sellers. The Sellers represents and warrants to the Company as set forth below:

4.1.

The Sellers legally and beneficially own the Securities (jointly or severally) and no other party has any rights therein or thereto. There are no outstanding options, warrants, or other similar agreements with respect to the Securities.

4.2.

The Sellers have the full right, power, authority and capacity to sell, transfer and deliver the Securities to the Company in accordance with the terms of this Agreement, and upon delivery of the Securities at the Closing, as herein contemplated, the Company will receive good and marketable title to the Securities, free and clear of all liens, claims, encumbrances, and restrictions whatsoever.

4.3.	The Sellers have all requisite power, authority, and capacity to execute, deliver and perform their obligations under this Agreement.

4.4.

This Agreement has been duly executed and delivered by the Sellers and this Agreement constitutes the legal, valid, and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms.

4.5.

The execution, delivery and performance of this Agreement by the Sellers will not conflict with or result in a violation of any law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to either Seller or the Securities.

5.	Representations and Warranties of the Company. The Company represents and warrants to the Sellers as set forth below:

5.1.

The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company.

5.2.

No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

5.3.

The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a violation of any law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or the Securities.

6.

Indemnification. Each Party shall indemnify, defend, and hold the other Party harmless from and against any and all claims, damages, liabilities, actions, judgments, awards, costs, and expenses (including reasonable attorneys’ fees) arising out of any breach or failure of observance or performance of any representation, warranty, covenant or other applicable provision of this Agreement by such Party.

7.

Notices. Any notice, request or demand desired or required to be given hereunder will be in writing and will be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any Party will have previously designated by such notice. The effective date of any notice, request or demand will be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure) or one day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

If to the Sellers, to:

***

Attention: ***
Email: ***

If to the Company, to:

Bridgeline Digital, Inc.

150 Woodbury Road

Woodbury, NY 11797

Attention: Roger “Ari” Kahn

Email: akahn@bridgeline.com

with a copy, which shall not constitute notice, to:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, NY 11556

Attention: Irvin Brum

Email: ibrum@rmfpc.com

8.

Governing Law. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in the County of Nassau, New York.

9.

Termination of Prior Agreements. Simultaneously with the execution of this Agreement, all prior agreements relating to the Securities between a Seller or the Sellers on the one hand and the Company on the other hand, shall be, and are hereby, cancelled, terminated and of no further force or effect and the Parties are released and discharged from all obligations to one another, except for those obligations, commitments and undertakings pursuant to this Agreement or under or pursuant to any of the agreements or documents executed contemporaneously herewith by or between the Parties hereto.

10.

Entire Agreement; Severability. This Agreement and the exhibits and schedules attached hereto set forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

11.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement.

12.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

13.

Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

14.

Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

15.

No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

16.

Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable law, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

17.

Representation by Counsel; Interpretation. Each Party acknowledges that he, she or it has been represented by counsel, or has been afforded the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The exhibits, schedules, attachments and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

18.

Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

19.

Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

BRIDGELINE DIGITAL, INC.

By:	/s/ Roger “Ari” Kahn
Name: Roger “Ari” Kahn
Title: President and CEO

SELLERS:

/s/ Michael Taglich
Name: Michael Taglich

/s/ Claudia Taglich
Name: Claudia Taglich

Exhibit A

Stock Power

FOR VALUE RECIEVED, Michael Taglich and Claudia Taglich (collectively, the “Sellers”) hereby assign, transfer, and convey to Bridgeline Digital, Inc., a Delaware corporation (the “Company”), all of Sellers’ right, title, and interest in and to Three Hundred Fifty (350) shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Shares”), and hereby irrevocably appoints the Company’s Chief Financial Officer and the other authorized officers of the Company as Sellers’ attorney-in-fact to transfer said Series C Preferred Shares on the books of the Company, with full power of substitution in the premises.

Date:                   __, 2025

Name: Michael Taglich

Name: Claudia Taglich

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